UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

Forestar Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006

(Address of principal executive offices)

(817) 769-1860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 5, 2025, Forestar Group Inc. (“Forestar”) issued a press release announcing that it proposed to sell $500 million aggregate principal amount of senior notes due 2033. On March 5, 2025, Forestar also issued a press release announcing that it has priced an offering of $500 million aggregate principal amount of 6.500% Senior Notes due 2033. The offering of senior notes is being made pursuant to an exemption from registration under the Securities Act of 1933, as amended, to certain institutional investors and is expected to close on March 14, 2025, subject to certain closing conditions. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Launch press release dated March 5, 2025.

99.2	Pricing press release dated March 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: March 5, 2025	/s/ James D. Allen
James D. Allen
Executive Vice President, Chief Financial Officer & Treasurer